   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1996
                                                      REGISTRATION NO. 333-14961

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                      NELLCOR PURITAN BENNETT INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      3693
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   94-2789249
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 463-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           AEQUITRON MEDICAL, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN,
      AEQUITRON MEDICAL, INC. AMENDED AND RESTATED 1988 STOCK OPTION PLAN
          AND AEQUITRON MEDICAL, INC. 1985 INCENTIVE STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                             C. RAYMOND LARKIN, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      NELLCOR PURITAN BENNETT INCORPORATED
                              4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 463-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                          ROBERT M. MATTSON, JR., ESQ.
                              MORRISON & FOERSTER
                           19900 MACARTHUR BOULEVARD
                           IRVINE, CALIFORNIA  92715
                                 (714) 251-7500

                      -----------------------------------

Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-14961 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of Aequitron Medical, Inc. ("Aequitron") with and into Nellcor Puritan Bennett Incorporated (the "Registrant"). In connection with the filing of the Original Registration Statement, 3,830,151 shares of the Registrant's Common Stock, $.001 par value per share (the "Common Stock") were registered with the Securities and Exchange Commission and the applicable filing fee was paid. The number of shares registered pursuant to the Original Registration Statement were those shares of Common Stock expected to be distributed to holders of the common stock of Aequitron in connection with the Merger. All of the shares of Common Stock included in this Post-Effective Amendment No. 1 were included in and registered on the Original Registration Statement. Such shares include 544,943 shares of Common Stock issuable under the Aequitron 1995 Employee Stock Purchase Plan and upon exercise of options outstanding under the Amended and Restated 1988 Stock Option Plan and 1985 Incentive Stock Option Plan.

                      -----------------------------------

                              Page 1 of 10 pages.
                    The Index to Exhibits appears on page 9.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").





                              Page 2 of 10 Pages

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Nellcor Puritan Bennett Incorporated (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 7, 1996, which includes audited financials for the Registrant's latest fiscal year, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements in (a) above.

    (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on September 15, 1986 under the Exchange Act, including any amendment or report filed for the purposes of updating such description.

    All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") which provides for indemnification of directors and officers in certain circumstances.



                              Page 3 of 10 Pages

         The Registrant's Restated Certificate of Incorporation provides that a director of Registrant will not be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director of Registrant except for liability (i) for any breach of such director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (unlawful payment of dividends) or
(iv) for any transaction from which such director derived an improper personal benefit.

         Registrant is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Registrant's Bylaws provide that Registrant shall indemnify its directors, and may indemnify its officers, to the full extent permitted by law.

         The Registrant has entered into agreements with certain directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts to the fullest extent permitted by law incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted honestly and in good faith with a view to the best interests of the corporation.

         There are directors' and officers' liability insurance policies presently in force insuring directors and officers of the Registrant and its subsidiaries.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.    EXHIBITS.

     4.1       Restated Certificate of Incorporation of Registrant (filed as
Exhibit 3.1 to the Report on Form 10-Q for the period ended October 1, 1995 and incorporated herein by reference).

     4.2 Certificate of Determination of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended July 7, 1991 and incorporated herein by reference).

     4.3 Bylaws of Registrant, as amended (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended July 3, 1994 and incorporated herein by reference).

     4.4 Amended and Restated Rights Agreement, dated as of March 8, 1996, between Registrant and the First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 2.1 of Amendment No. 2 to the Registrant's Registration Statement on Form 8-A filed with the Commission on March 14, 1996).

     5.1 Opinion of Morrison & Foerster LLP as to the legality of the shares of Common Stock which were previously registered and included in the Registration Statement on Form S-4 (No. 333-14961). Incorporated by reference to Exhibit 5.1 of such Registration Statement on Form S-4.

    23.1 Consent of Morrison & Foerster LLP with respect to the use of its opinion as an exhibit to the Registration Statement on Form S-4 (No. 333-14961) Incorporated by reference to Exhibit 5.1 of such Registration Statement on Form S-4.

    23.2       Consent of Independent Accountants.




                              Page 4 of 10 Pages

    24.1       Power of Attorney (Reference is made to page 7)

ITEM 9.    UNDERTAKINGS.

    (a)        Rule 415 Offering.

                      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)        Filings Incorporating Subsequent Exchange Act Documents By
Reference.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or




                              Page 5 of 10 Pages
otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                              Page 6 of 10 Pages

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 12th day of December 1996.

                      NELLCOR PURITAN BENNETT INCORPORATED


                                      By:  /s/ Laureen DeBuono
                                           -------------------------------------
                                           Laureen DeBuono
                                           Executive Vice President,
                                           General Counsel and Secretary


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints C. Raymond Larkin, Jr., Michael P. Downey and Laureen DeBuono, jointly and severally, attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                    TITLE                                DATE
                 ---------                                    -----                                ----
           *                                 Director, President and Chief Executive         December 12, 1996
---------------------------------------      Officer (Principal Executive Officer)
C. Raymond Larkin, Jr.

                                             Director, Chairman of the Board                 December __, 1996
---------------------------------------
Burton A. Dole, Jr.

           *                                 Executive Vice President and Chief              December 12, 1996
---------------------------------------      Financial Officer (Principal
Michael P. Downey                            Financial & Accounting Officer)


           *                                 Director                                        December 12, 1996
---------------------------------------
Robert J. Glaser, M.D.

           *                                 Director                                        December 12, 1996
---------------------------------------
Frederick M. Grafton

                                             Director                                        December __, 1996
---------------------------------------
Donald L. Hammond


                              Page 7 of 10 Pages

           *                                 Director                                        December 12, 1996
---------------------------------------
Risa J. Lavizzo-Mourey, M.D.

           *                                 Director                                        December 12, 1996
---------------------------------------
Thomas A. McDonnell

                                             Director                                        December __, 1996
---------------------------------------
Walter J. McNerney

           *                                 Director                                        December 12, 1996
---------------------------------------
Edwin E. van Bronkhorst


*By:  /s/ Laureen DeBuono
    ------------------------------------
      Laureen DeBuono
      Attorney-In-Fact



                              Page 8 of 10 Pages

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                    DESCRIPTION                                   SEQUENTIAL
--------------                                    -----------                                    PAGE NO.
                                                                                                 --------
     4.1            Restated Certificate of Incorporation of Registrant (filed as Exhibit 3.1 to the Report on Form 10-Q for the period ended October 1, 1995 and incorporated herein by reference).

     4.2            Certificate of Determination of Series A Junior Participating Preferred
                    Stock (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K
                    for the year ended July 7, 1991 and incorporated herein by reference.

     4.3            Bylaws of Registrant, as amended (filed as Exhibit 3.3 to the
                    Registrant's Annual Report on Form 10-K for the year ended July 3, 1994 and incorporated herein by  reference).

     4.4            Amended and Restated Rights Agreement, dated as of March 8, 1996, between Registrant and the First National Bank of Boston, as Rights
                    Agent (incorporated by reference to Exhibit 2.1 of Amendment No. 2 to the Registrant's Registration Statement on Form 8-A filed with the
                    Commission on March 14, 1996).

     5.1            Opinion of Morrison & Foerster LLP as to the legality of the shares of
                    Common Stock which were previously registered and included in the
                    Registration Statement on Form S-4 (No. 333-14961). Incorporated by
                    reference to Exhibit 5.1 of such Registration Statement on Form S-4.

     23.1           Consent of Morrison & Foerster LLP with respect to the use of its opinion as an exhibit to the Registration Statement on Form S-4 (No.
                    333-14961). Incorporated by reference to Exhibit 5.1 of such
                    Registration Statement on Form S-4.

     23.2           Consent of Independent Accountants.                                                 10

     24.1           Power of Attorney.  Reference is made to page 7.


                              Page 9 of 10 Pages